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                                     EXHIBIT 23.3

CONSENT OF PILLSBURY MADISON & SUTRO LLP

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement of Enova Corporation on Form S-4 of our opinions regarding certain federal tax consequences and the issuance of securities of the Registrant as identified in the Exhibit Index hereto (as exhibits 8 and 5.2, respectively).

/s/ PILLSBURY MADISON & SUTRO LLP

San Diego, California
December 18, 1995